Exhibit 99.1
The First Bancorp Reports Record Net Income of $5.7 Million
DAMARISCOTTA, ME, July 18, 2018 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced operating results for the three months ended June 30, 2018. Net income was $5.7 million, up $851,000 or 17.4% from the three months ended June 30, 2017. Earnings per common share on a fully diluted basis over the same period were up $0.08 to $0.53 per share, an increase of 17.8% from the prior year. The Company also announced operating results for the six months ended June 30, 2018. Net income was $11.2 million, up $1.7 million or 18.1% from the first six months of 2017, with earnings per share on a fully diluted basis of $1.04, up $0.16 or 18.2% from the same period in 2017.

“I’m pleased to announce another quarter of record earnings for The First Bancorp” remarked Tony C. McKim, the Company’s President and Chief Executive Officer. “Continued growth in earning assets resulted in increased net interest income despite the headwinds of higher funding costs. Our fee-based business lines continue to generate year-over-year revenue growth, led by First Advisors, the Bank’s trust and investment management division, where revenues are up 15% over the first six months of last year. Based upon the strength of the Company’s earnings, we increased the dividend to 29 cents per share in the second quarter, representing a payout to our shareholders of 54.72% of net income for the period.”

SECOND QUARTER 2018 FINANCIAL HIGHLIGHTS

•	Net Income for the second quarter of 2018 increased 17.4% over the second quarter of 2017 to $5.7 million.

•	Total loans outstanding at June 30, 2018 were $1.2 billion, up $36.4 million in the second quarter and $103.8 million year-over-year.

•
Efficiency Ratio (non-GAAP) improved to 51.02% in the second quarter, down from 53.75% in the first quarter of 2018 (the GAAP Efficiency Ratio was 52.92% in the second quarter of 2018, down from 55.20% in the first quarter of 2018).

•	The non-performing assets to total assets ratio at June 30, 2018 was 0.78%, down from 0.83% at March 31, 2018.
FINANCIAL CONDITION
Total assets at June 30, 2018 were $1.91 billion, up $42.1 million for the quarter and up $118.3 million from the prior year. Growth during the second quarter was spread primarily amongst commercial loans, up $16.6 million, municipal loans, up $13.4 million, and mortgage loans, up $9.3 million.
Total deposits at June 30, 2018 were $1.42 billion, down $11.5 million from the quarter ended March 31, 2018 due to normal seasonal deposit flow patterns, and up $97.4 million from June 30, 2017. Borrowed funds utilization increased $53.2 million during the quarter to support asset growth.
The Company’s capital position remained strong as of June 30, 2018, with an estimated total risk-based capital ratio of 15.50%, and an estimated leverage capital ratio of 8.54%, both well in excess of regulatory requirements.

ASSET QUALITY
Asset quality continues to be solid. Non-performing assets as a percentage of total assets fell to 0.78% as of June 30, 2018, down from 0.83% at March 31, 2018, and up from 0.44% a year ago. Past due loans were 0.61% of total loans at June 30, 2018, down from 1.34% of total loans at March 31, 2018 and down from 0.87% a year ago. A total of $500,000 was provisioned for loan losses in the second quarter of 2018, level with the amount provisioned in the second quarter of 2017. The allowance for loan losses stood at 0.94% of total loans as of June 30, 2018, up from 0.92% at March 31, 2018, and down marginally from the 0.95% of total loans at June 30, 2017. Annualized charge-offs as a percentage of loans were 0.042% as of June 30, 2018, down from 0.12% in calendar year 2017 and 0.13% in 2016.
OPERATING RESULTS
Net Income for the three months ended June 30, 2018 was $5.7 million, up $851,000 or 17.4% from the three months ended June 30, 2017. On a fully diluted earnings per share basis, earnings in the second quarter of 2018 were $0.53, up $0.08 or 17.8% from the same period a year ago. Contributing factors to the Company’s second quarter 2018 results included:

•
Return on Average Assets of 1.22% and Return on Average Tangible Common Equity of 14.95% for the three months ended June 30, 2018, up from 1.10% and 13.18% respectively for the three months ended June 30, 2017.

•	Non-interest income up $179,000 or 6.0% in the second quarter of 2018 as compared to a year ago, with revenue growth led by First Advisors and deposit-based charges.

•
Earning asset growth of $41.2 million in the second quarter of 2018 which resulted in a $133,000 increase in tax-equivalent net interest income from the second quarter of 2017 despite a decline in the net interest margin period to period from 3.03% to 2.88% due to higher non-local funding costs and reduced benefit from tax-exempt assets.

•	Non-interest expense for the period up $536,000 or 7.0% from the second quarter of 2017 primarily due to increased employee expense incurred to support the Company’s growth.

•	Continued benefits from the Tax Cuts and Jobs Act of 2017 which reduced income tax expense by $1.1 million for the six months ended June 30, 2018 from the same period in 2017.
STOCK PERFORMANCE
On June 28, 2018 the Company’s Board of Directors declared a dividend for the second quarter of $0.29 per share, an increase of $0.05 or 21%, payable on July 31, 2018 to shareholders of record as of July 9, 2018. The company’s stock closed at $28.22 per share on June 29, 2018, up from $27.57, a year prior and from $27.23 at year-end 2017. With dividends re-invested, FNLC shares have provided shareholders with a total annualized return of 5.45% for the six months ended June 29, 2018, and 65.42% over the three years then ended. This return compared favorably to the broad market as measured by the S&P 500 with returns of 2.65% and 40.57% respectively, and the Russell 2000, in which we are included, with total returns of 7.67% and 36.58% over the same periods. The First Bancorp’s stock performance also compared favorably to the banking industry over these same time horizons as measured by the KBW Regional Bank Index with total returns of 3.77% and 39.38% respectively, and the NASDAQ Bank Index with total returns of 4.62% and 52.22% respectively.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	June 30, 2018	December 31, 2017	June 30, 2017
Assets
Cash and due from banks	$21,056	$19,207	$20,189
Interest-bearing deposits in other banks	1,616	860	3,820
Securities available for sale	305,048	300,172	308,146
Securities to be held to maturity	260,077	256,567	244,123
Restricted equity securities, at cost	12,363	10,358	12,311
Loans held for sale	481	386	865
Loans	1,224,440	1,164,139	1,120,665
Less allowance for loan losses	11,472	10,729	10,611
Net loans	1,212,968	1,153,410	1,110,054
Accrued interest receivable	7,723	5,867	7,192
Premises and equipment	21,682	22,502	21,367
Other real estate owned	609	1,012	324
Goodwill	29,805	29,805	29,805
Other assets	40,533	42,784	37,455
Total assets	$1,913,961	$1,842,930	$1,795,651
Liabilities
Demand deposits	$146,964	$145,332	$137,061
NOW deposits	282,449	318,043	293,553
Money market deposits	100,378	163,898	134,760
Savings deposits	229,464	232,605	226,391
Certificates of deposit	400,680	284,066	270,875
Certificates $100,000 to $250,000	207,365	232,759	212,063
Certificates $250,000 and over	49,346	42,176	44,556
Total deposits	1,416,646	1,418,879	1,319,259
Borrowed funds	297,455	228,758	282,277
Other liabilities	16,656	13,972	16,578
Total Liabilities	1,730,657	1,661,609	1,618,114
Shareholders' equity
Common stock	109	108	108
Additional paid-in capital	62,246	61,747	61,218
Retained earnings	126,464	121,144	115,980
Net unrealized loss on securities available-for-sale	(7,245)	(2,901)	(585)
Net unrealized loss on securities transferred from available for sale to held to maturity	(189)	(174)	(137)
Net unrealized gain on cash flow hedging derivative instruments	2,066	1,544	1,055
Net unrealized loss on postretirement benefit costs	(147)	(147)	(102)
Total shareholders' equity	183,304	181,321	177,537
Total liabilities & shareholders' equity	$1,913,961	$1,842,930	$1,795,651
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,851,917	10,829,918	10,819,443
Book value per common share	$16.89	$16.74	$16.41
Tangible book value per common share	$14.13	$13.97	$13.63

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the six months ended June 30,		For the quarter ended June 30,
In thousands of dollars, except per share data	2018	2017	2018	2017
Interest income
Interest and fees on loans	$25,429	$21,767	$13,038	$11,115
Interest on deposits with other banks	17	23	6	8
Interest and dividends on investments	8,210	7,703	4,161	3,879
Total interest income	33,656	29,493	17,205	15,002
Interest expense
Interest on deposits	6,857	4,296	3,758	2,302
Interest on borrowed funds	2,121	2,056	1,178	1,035
Total interest expense	8,978	6,352	4,936	3,337
Net interest income	24,678	23,141	12,269	11,665
Provision for loan losses	1,000	1,000	500	500
Net interest income after provision for loan losses	23,678	22,141	11,769	11,165
Non-interest income
Investment management and fiduciary income	1,542	1,340	802	709
Service charges on deposit accounts	1,097	1,051	570	549
Net securities gains	136	3	—	—
Mortgage origination and servicing income	692	761	361	429
Other operating income	2,846	2,690	1,448	1,315
Total non-interest income	6,313	5,845	3,181	3,002
Non-interest expense
Salaries and employee benefits	8,770	7,843	4,280	3,873
Occupancy expense	1,297	1,227	598	603
Furniture and equipment expense	1,844	1,760	915	890
FDIC insurance premiums	613	503	334	263
Amortization of identified intangibles	22	22	11	11
Other operating expense	4,209	3,983	2,038	2,000
Total non-interest expense	16,755	15,338	8,176	7,640
Income before income taxes	13,236	12,648	6,774	6,527
Applicable income taxes	1,996	3,128	1,040	1,644
Net Income	$11,240	$9,520	$5,734	$4,883
Basic earnings per share	$1.04	$0.89	$0.53	$0.45
Diluted earnings per share	$1.04	$0.88	$0.53	$0.45

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the six months ended June 30,		As of and for the quarters ended June 30,
Dollars in thousands, except for per share amounts	2018	2017	2018	2017

Summary of Operations
Interest Income	$33,656	$29,493	$17,205	$15,002
Interest Expense	8,978	6,352	4,936	3,337
Net Interest Income	24,678	23,141	12,269	11,665
Provision for Loan Losses	1,000	1,000	500	500
Non-Interest Income	6,313	5,845	3,181	3,002
Non-Interest Expense	16,755	15,338	8,176	7,640
Net Income	11,240	9,520	5,734	4,883
Per Common Share Data
Basic Earnings per Share	$1.04	$0.89	$0.53	$0.45
Diluted Earnings per Share	1.04	0.88	0.53	0.45
Cash Dividends Declared	0.53	0.47	0.29	0.24
Book Value per Common Share	16.89	16.41	16.89	16.41
Tangible Book Value per Common Share	14.13	13.63	14.13	13.63
Market Value	28.22	27.06	28.22	27.06
Financial Ratios
Return on Average Equity (a)	12.39%	10.84%	12.51%	10.96%
Return on Average Tangible Common Equity (a)	14.82%	13.05%	14.95%	13.18%
Return on Average Assets (a)	1.21%	1.09%	1.22%	1.10%
Average Equity to Average Assets	9.79%	10.04%	9.75%	10.05%
Average Tangible Equity to Average Assets	8.18%	8.34%	8.16%	8.36%
Net Interest Margin Tax-Equivalent (a)	2.94%	3.04%	2.88%	3.03%
Dividend Payout Ratio	50.96%	52.81%	54.72%	53.33%
Allowance for Loan Losses/Total Loans	0.94%	0.95%	0.94%	0.95%
Non-Performing Loans to Total Loans	1.17%	0.66%	1.17%	0.66%
Non-Performing Assets to Total Assets	0.78%	0.44%	0.78%	0.44%
Efficiency Ratio	52.39%	49.32%	51.02%	48.50%
At Period End
Total Assets	$1,913,961	$1,795,651	$1,913,961	$1,795,651
Total Loans	1,224,440	1,120,665	1,224,440	1,120,665
Total Investment Securities	577,488	564,580	577,488	564,580
Total Deposits	1,416,646	1,319,259	1,416,646	1,319,259
Total Shareholders' Equity	183,304	177,537	183,304	177,537
(a) Annualized using a 365-day basis for both 2018 and 2017

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance (including for purposes of determining the compensation of certain executive officers and other Company employees) and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and with other financial institutions, as well as demonstrating the effects of significant gains and charges in the current period, in light of the disclosure practices employed by many other publicly-traded financial institutions. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in 2018 and 35.0% tax rate in 2017.

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net interest income as presented	$24,678	$23,141	$12,269	$11,665
Effect of tax-exempt income	1,046	1,951	533	1,004
Net interest income, tax equivalent	$25,724	$25,092	$12,802	$12,669

The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from non-interest expenses, excludes securities gains from non-interest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Non-interest expense, as presented	$16,755	$15,338	$8,176	$7,640
Net interest income, as presented	24,678	23,141	12,269	11,665
Effect of tax-exempt interest income	1,046	1,951	533	1,004
Non-interest income, as presented	6,313	5,845	3,181	3,002
Effect of non-interest tax-exempt income	83	165	41	83
Net securities gains	(136)	(3)	—	—
Adjusted net interest income plus non-interest income	$31,984	$31,099	$16,024	$15,754
Non-GAAP efficiency ratio	52.39%	49.32%	51.02%	48.50%
GAAP efficiency ratio	54.06%	52.92%	52.92%	52.09%
The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Average shareholders' equity as presented	$182,979	$177,122	$183,898	$178,628
Less intangible assets	(30,011)	(30,055)	(30,021)	(30,060)
Tangible average shareholders' equity	$152,968	$147,067	$153,877	$148,568

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact Richard M. Elder, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3195.